Exhibit 99.1

Federated Investors, Inc. Reports Fourth Quarter and Year-End 2009 Earnings; Board Declares Cash Dividend of $1.50 per share Including $0.24 Quarterly and $1.26 Special Dividend

•	Equity and fixed-income assets increase $13.3 billion during 2009 to $63.5 billion

•	Bond funds net $6.8 billion in flows during 2009

(PITTSBURGH, Pa., January 28, 2010) — Federated Investors, Inc. (NYSE: FII), one of the nation’s largest investment managers, today reported earnings per diluted share (EPS) of $0.51 for the quarter ended Dec. 31, 2009 compared to $0.53 for the same quarter last year. Net income was $51.9 million for Q4 2009 compared to $54.3 million for Q4 2008.

For the year ended Dec. 31, 2009, Federated reported EPS from continuing operations of $1.92 compared to $2.15 for 2008, a decrease of 11 percent. For 2009, income from continuing operations was $197.3 million compared to $221.5 million for the same period in 2008. Earnings for 2009 included $21.3 million in non-cash impairment charges recognized primarily in Q1 2009.

Federated’s total managed assets were $389.3 billion at Dec. 31, 2009, down $18.0 billion or 4 percent from $407.3 billion at Dec. 31, 2008 and down $3.0 billion or 1 percent from $392.3 billion reported at Sept. 30, 2009. Average managed assets for Q4 2009 were $388.1 billion, up $18.3 billion or 5 percent from $369.8 billion reported for Q4 2008 and down $20.0 billion or 5 percent from $408.1 billion reported for Q3 2009.

“With better market conditions in 2009, Federated experienced strong demand for fixed-income and equity products,” said J. Christopher Donahue, president and chief executive officer. “Gross sales of fixed-income and equity funds increased 64 percent from 2008. In particular, fixed-income fund sales were strong as investors valued our consistent fund performance over a multi-year period.”

Federated’s board of directors declared a dividend of $1.50 per share. The dividend, which will be paid in cash, is considered an ordinary dividend for tax purposes and consists of a $0.24 quarterly dividend and a $1.26 special dividend. The dividend is payable on Feb. 12, 2010 to shareholders of record as of Feb. 5, 2010.

“The February 2010 special dividend rewards shareholders for the success that Federated achieved in 2009, ” said Thomas R. Donahue, chief financial officer. “Through our diversified business mix and the efforts of our outstanding employees, Federated has successfully navigated through the challenges of the last several quarters and remains well positioned for new growth opportunities.”

In addition, during Q4 2009, Federated purchased 50,000 shares of Federated class B common stock for $1.3 million. In 2009, the company purchased 828,918 shares of Federated class B common stock for $20.1 million.

Federated’s fixed-income assets were $33.8 billion at Dec. 31, 2009, up $10.3 billion or 44 percent from $23.5 billion at Dec. 31, 2008 and up $1.8 billion or 6 percent from $32.0 billion at Sept. 30, 2009. Federated experienced

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Federated Reports Q4 and Year-End 2009 Earnings	Page 2 of 10

continued strong net positive flows into its bond funds with $1.3 billion during Q4 2009, bringing total net bond fund inflows to $6.8 billion for 2009, an increase of $5.4 billion over 2008. Net sales were driven by strong flows into ultrashort bond funds and intermediate-term bond funds including Federated Total Return Bond Fund.

Federated’s equity assets were $29.7 billion at Dec. 31, 2009, up $3.0 billion or 11 percent from $26.7 billion at Dec. 31, 2008 and up $0.6 billion or 2 percent from $29.1 billion at Sept. 30, 2009. During Q4 2009, Federated’s net flows into equity funds were $67 million. Equity fund net outflows improved to $47 million for 2009 compared to net outflows of $2.2 billion in 2008. Net sales were led by Federated Prudent Bear Fund, Federated Strategic Value Fund and Federated Market Opportunity Fund.

Money market assets in both funds and separate accounts were $313.3 billion at Dec. 31, 2009, down $42.4 billion or 12 percent from $355.7 billion at Dec. 31, 2008 and down $4.8 billion or 2 percent from $318.1 billion at Sept. 30, 2009. Money market mutual fund assets were $281.6 billion at Dec. 31, 2009, down $45.7 billion or 14 percent from $327.3 billion at Dec. 31, 2008 and down $6.0 billion or 2 percent from $287.6 billion at Sept. 30, 2009.

Financial Summary

Q4 2009 vs. Q4 2008

For Q4 2009, revenue decreased by $37.0 million or 12 percent from the same quarter last year. The decrease in revenue primarily reflects a $54.1 million increase in voluntary fee waivers related to certain money market funds in order to maintain positive or zero net yields. This increase in fee waivers was largely offset by a related decrease in marketing and distribution expenses of $40.7 million such that the net impact on operating income was a decrease of $13.4 million. In addition, revenue decreased due to lower average money market managed assets. These decreases were partially offset by the impact of increased average fixed-income and equity managed assets.

Fee waivers to produce positive or zero net yields may increase and such increases could be significant. The amount of these waivers will be determined by a variety of factors including available yields on instruments held by the money market funds, changes in assets within money market funds, actions by the Federal Reserve and the U.S. Department of the Treasury, changes in the mix of money market customer assets, changes in expenses of the money market funds and Federated’s willingness to continue these waivers.

In Q4 2009, Federated derived 56 percent of its revenue from money market assets, 43 percent from fluctuating assets (28 percent from equity assets and 15 percent from fixed-income assets) and 1 percent from other products and services.

Operating expenses for Q4 2009 were $178.4 million compared to $216.0 million for Q4 2008. This change was primarily a result of lower marketing and distribution expenses due to the aforementioned fee-waiver-related reductions.

Q4 2009 vs. Q3 2009

Compared to the prior quarter, revenue decreased by $28.8 million or 10 percent. The decrease in revenue primarily reflects a $21.0 million increase in voluntary fee waivers on certain money market funds in order to maintain positive or zero net yields. This increase in fee waivers was largely offset by a related decrease in

Federated Reports Q4 and Year-End 2009 Earnings	Page 3 of 10

marketing and distribution expenses of $14.7 million such that the net impact on operating income was a decrease of $6.3 million compared to the prior quarter. In addition, revenue decreased due to lower average money market managed assets. These decreases were partially offset by the impact of increased average equity and fixed-income managed assets.

Compared to Q3 2009, operating expenses decreased by $20.4 million or 10 percent. Changes from the prior period include a decrease in marketing and distribution expenses primarily related to the aforementioned fee-waiver-related reductions.

2009 vs. 2008

Revenue for 2009 decreased by $47.7 million or 4 percent compared to last year. The decrease in revenue primarily reflects a $117.0 million increase in voluntary fee waivers on certain money market funds in order to maintain positive or zero net yields. This increase in fee waivers was largely offset by a related decrease in marketing and distribution expenses of $84.5 million such that the net impact on operating income was a decrease of $32.5 million. In addition, revenue decreased due to lower average equity managed assets. These decreases were partially offset by the impact of increased average money market and fixed-income managed assets.

In 2009, Federated derived 65 percent of its revenue from money market assets, 35 percent from fluctuating assets (23 percent from equity assets and 12 percent from fixed-income assets).

Operating expenses for 2009 decreased by $15.8 million or 2 percent compared to last year. Changes from the prior year include a decrease in marketing and distribution expenses primarily related to the aforementioned fee-waivers offset by the impact of average asset changes, higher acquisition-related compensation expense and non-cash impairment charges to write down certain intangible assets in Q1 2009. Compared to 2008, professional service fees, travel and related and advertising and promotional expenses all decreased during 2009 due, in part, to companywide cost-saving initiatives.

Federated’s level of business activity and financial results are dependent upon many factors including market conditions, investment performance and investor behavior. These factors and others including asset levels, product sales and redemptions, market appreciation or depreciation, revenues, fee waivers and expenses can impact Federated’s activity levels and financial results significantly. Risk factors and uncertainties that can influence Federated’s financial results are discussed in the company’s annual and quarterly reports as filed with the Securities and Exchange Commission.

Federated will host an earnings conference call at 9 a.m. Eastern on Friday, Jan. 29, 2010. Investors are invited to listen to Federated’s earnings teleconference by calling 877-407-0782 (domestic) or 201-689-8567 (international) prior to the 9 a.m. start time. The call may also be accessed in real time on the Internet via the About Us section of FederatedInvestors.com. A replay will be available after 12:30 p.m. and until Feb. 6, 2010 by calling 877-660-6853 (domestic) or 201-612-7415 (international) and entering codes 286 and 340551.

Federated Investors, Inc. is one of the largest investment managers in the United States, managing $389.3 billion in assets as of Dec. 31, 2009. With 145 funds and a variety of separately managed account options, Federated provides comprehensive investment management to more than 5,200 institutions and intermediaries including

Federated Reports Q4 and Year-End 2009 Earnings	Page 4 of 10

corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Federated ranks in the top 2 percent of money market fund managers in the industry, the top 6 percent of fixed-income fund managers and the top 8 percent of equity fund managers1. For more information, visit FederatedInvestors.com.

###

1 Strategic Insight, Nov. 30, 2009. Based on assets under management in open-end funds.

Federated Securities Corp. is distributor of the Federated funds.

Separately managed accounts are made available through Federated Global Investment Management Corp., Federated Investment Counseling and Federated MDTA LLC, each a registered investment advisor.

Certain statements in this press release, such as those related to the level of fee waivers incurred by the company, product demand and asset flows, constitute or may constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Other risks and uncertainties include the ability of the company to predict the level of fee waivers in future quarters, which could vary significantly depending on a variety of factors identified above, and include the ability of the company to sustain product demand and asset flows, which could vary significantly depending on market conditions, investment performance and investor behavior. Other risks and uncertainties also include the risk factors discussed in the company’s annual and quarterly reports as filed with the Securities and Exchange Commission. As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness of such statements in the future.

Federated Reports Q4 and Year-End 2009 Earnings	Page 5 of 10

Unaudited Condensed Consolidated Statements of Income1

(in thousands, except per share data)

	Quarter Ended Dec. 31,		% Change Q4 2008 to Q4 2009	Quarter Ended Sept. 30, 2009	% Change Q3 2009 to Q4 2009
	2009	2008
Revenue
Investment advisory fees, net	$175,586	$187,684	(6)%	$190,012	(8)%
Administrative service fees, net	61,884	60,907	2	65,267	(5)
Other service fees, net	26,124	50,889	(49)	36,957	(29)
Other, net	1,216	2,288	(47)	1,367	(11)

Total Revenue	264,810	301,768	(12)	293,603	(10)

Operating Expenses
Compensation and related	62,359	56,219	11	62,232	0
General and administrative
Marketing and distribution	76,403	115,518	(34)	95,452	(20)
Professional service fees	8,260	9,945	(17)	10,089	(18)
Office and occupancy	6,194	6,276	(1)	6,001	3
Systems and communications	5,914	5,721	3	6,517	(9)
Travel and related	3,743	3,883	(4)	2,316	62
Advertising and promotional	2,847	3,323	(14)	2,529	13
Other	5,274	4,958	6	4,677	13

Total general and administrative	108,635	149,624	(27)	127,581	(15)
Amortization of deferred sales commissions	3,526	5,453	(35)	5,104	(31)
Intangible asset amortization	3,909	4,715	(17)	3,953	(1)

Total Operating Expenses	178,429	216,011	(17)	198,870	(10)

Operating Income	86,381	85,757	1	94,733	(9)

Nonoperating Income (Expenses)
Investment income, net	814	(1,115)	173	1,685	(52)
Debt expense––recourse	(975)	(1,464)	(33)	(1,112)	(12)
Debt expense––nonrecourse	(253)	(518)	(51)	(314)	(19)
Other, net	41	(100)	141	(101)	141

Total Nonoperating (Expenses) Income, net	(373)	(3,197)	(88)	158	(336)

Income before income taxes	86,008	82,560	4	94,891	(9)
Income tax provision	31,308	27,041	16	34,604	(10)

Net income including noncontrolling interests in subsidiaries	54,700	55,519	(1)	60,287	(9)
Less: Net income attributable to noncontrolling interests in subsidiaries	2,803	1,256	123	3,301	(15)

Net Income	$51,897	$54,263	(4)%	$56,986	(9)%

Amounts Attributable to Federated Earnings Per Share[2]
Basic	$0.51	$0.53	(4)%	$0.56	(9)%
Diluted	$0.51	$0.53	(4)%	$0.56	(9)%

Weighted-average shares outstanding
Basic	99,763	99,891		99,958
Diluted	99,938	100,025		100,086

Dividends declared per share	$0.24	$0.24		$0.24

1)	Provisions of a new accounting standard adopted on Jan. 1, 2009 require that minority interest be renamed noncontrolling interest and that companies present a consolidated net income that includes the amount attributable to noncontrolling interests for all periods presented.
2)	Under a new accounting standard adopted on Jan. 1, 2009, unvested share-based payment awards that receive non-forfeitable dividend rights are considered participating securities and are now required to be included in the computation of earnings per share under the “two-class method.” As a result, current and prior periods have been adjusted to reflect this new standard. Total income available to participating restricted shareholders was $1.4 million, $0.9 million and $1.4 million for the quarterly periods ended Dec. 31, 2009, Dec. 31, 2008 and Sept. 30, 2009, respectively.

Federated Reports Q4 and Year-End 2009 Earnings	Page 6 of 10

Unaudited Condensed Consolidated Statements of Income1

(in thousands, except per share data)

	Year Ended Dec. 31,		% Change
	2009	2008
Revenue
Investment advisory fees, net	$749,823	$775,381	(3)%
Administrative service fees, net	261,610	218,735	20
Other service fees, net	158,999	221,327	(28)
Other, net	5,518	8,237	(33)

Total Revenue	1,175,950	1,223,680	(4)

Operating Expenses
Compensation and related	254,428	237,186	7
General and administrative
Marketing and distribution	408,300	440,317	(7)
Professional service fees	38,133	40,301	(5)
Systems and communications	25,189	23,648	7
Office and occupancy	24,509	24,342	1
Travel and related	11,374	14,048	(19)
Advertising and promotional	11,085	14,819	(25)
Other	22,669	18,080	25

Total general and administrative	541,259	575,555	(6)
Amortization of deferred sales commissions	18,462	31,376	(41)
Intangible asset impairment and amortization	32,574	18,388	77

Total Operating Expenses	846,723	862,505	(2)

Operating Income	329,227	361,175	(9)

Nonoperating Income (Expenses)
Investment income, net	3,308	1,250	165
Debt expense––recourse	(4,345)	(2,425)	79
Debt expense––nonrecourse	(1,366)	(2,750)	(50)
Other, net	(6)	(457)	(99)

Total Nonoperating Expenses, net	(2,409)	(4,382)	(45)

Income from continuing operations before income taxes	326,818	356,793	(8)
Income tax provision	118,278	128,168	(8)

Income from continuing operations including noncontrolling interests in subsidiaries	208,540	228,625	(9)
Discontinued operations, net of tax	—	2,808	(100)

Net income including noncontrolling interests in subsidiaries	208,540	231,433	(10)
Less: Net income attributable to the noncontrolling interest in subsidiaries	11,248	7,116	58

Net Income	$197,292	$224,317	(12)%

Amounts Attributable to Federated
Income from continuing operations	$197,292	$221,509	(11)%
Discontinued operations, net of tax	—	2,808	(100)

Net Income	$197,292	$224,317	(12)%

Earnings Per Share—Basic[2]
Income from continuing operations	$1.93	$2.17	(11)%
Income from discontinued operations	—	0.03	(100)

Net Income	$1.93	$2.20	(12)%

Earnings Per Share—Diluted[2]
Income from continuing operations	$1.92	$2.15	(11)%
Income from discontinued operations	—	0.03	(100)

Net Income	$1.92	$2.18	(12)%

Weighted-average shares outstanding
Basic	99,923	99,605
Diluted	100,056	100,395

Dividends declared per share	$0.96	$3.69

1)	Provisions of a new accounting standard adopted on Jan. 1, 2009 require that minority interest be renamed noncontrolling interest and that companies present a consolidated net income that includes the amount attributable to noncontrolling interests for all periods presented.
2)	Under a new accounting standard adopted on Jan. 1, 2009, unvested share-based payment awards that receive non-forfeitable dividend rights are considered participating securities and are now required to be included in the computation of earnings per share under the “two-class method.” As a result current and prior periods have been adjusted to reflect this new standard. Total income available to participating restricted shareholders was $4.9 million and $5.2 million for the years ended Dec. 31, 2009 and Dec. 31, 2008, respectively.

Federated Reports Q4 and Year-End 2009 Earnings	Page 7 of 10

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	Dec. 31, 2009	Dec. 31, 2008
Assets
Cash and other short-term investments	$121,990	$58,647
Other current assets	62,797	58,185
Deferred sales commissions, net	15,318	30,261
Intangible assets, net and goodwill	662,996	657,321
Other long-term assets	49,332	42,196

Total Assets	$912,433	$846,610

Liabilities and Equity
Current liabilities	$196,998	$217,838
Long-term debt—recourse	105,000	126,000
Long-term debt—nonrecourse	13,556	30,497
Other long-term liabilities	54,151	47,705
Equity excluding treasury stock[1]	1,338,117	1,229,051
Treasury stock	(795,389)	(804,481)

Total Liabilities and Equity	$912,433	$846,610

1)	Provisions of a new accounting standard adopted on Jan. 1, 2009 require that minority interest be renamed noncontrolling interest and companies present it as a component of equity for all periods presented. Noncontrolling interest was previously included in other long-term liabilities, but is now included in Equity excluding treasury stock.

Federated Reports Q4 and Year-End 2009 Earnings	Page 8 of 10

Changes in Equity and Fixed-Income Fund Managed Assets

(in millions)

	Quarter Ended			Year Ended Dec. 31,
	Dec. 31, 2009	Dec. 31, 2008	Sept. 30, 2009	2009	2008
Equity Funds
Beginning assets	$20,350	$21,583	$17,966	$17,562	$29,145

Sales	1,555	1,031	1,503	5,560	5,040
Redemptions	(1,488)	(1,752)	(1,377)	(5,607)	(7,205)

Net sales (redemptions)	67	(721)	126	(47)	(2,165)
Net exchanges	(11)	(103)	(12)	(90)	(266)
Acquisition related	0	1,149	257	257	1,191
Market gains and losses/reinvestments[1]	554	(4,346)	2,013	3,278	(10,343)

Ending assets	$20,960	$17,562	$20,350	$20,960	$17,562

Fixed-Income Funds
Beginning assets	$26,960	$19,136	$24,100	$19,321	$17,943

Sales	4,355	2,172	4,789	16,892	8,681
Redemptions	(3,095)	(2,331)	(2,971)	(10,073)	(7,242)

Net sales (redemptions)	1,260	(159)	1,818	6,819	1,439
Net exchanges	27	13	53	128	92
Acquisition related	0	658	0	0	658
Market gains and losses/reinvestments[1]	180	(327)	989	2,159	(811)

Ending assets	$28,427	$19,321	$26,960	$28,427	$19,321

1)	Reflects the approximate changes in the market value of the securities held by the funds and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates.

Changes in Equity and Fixed-Income Separate Account Assets2

(in millions)

	Quarter Ended			Year Ended Dec. 31,
	Dec. 31, 2009	Dec. 31, 2008	Sept. 30, 2009	2009	2008
Equity Separate Accounts
Beginning assets	$8,774	$10,068	$8,245	$9,099	$13,017

Net customer flows[3]	(403)	(754)	(261)	(1,429)	(1,375)
Acquisition related[4]	0	1,537	(257)	(257)	1,537
Market gains and losses/reinvestments[5]	342	(1,752)	1,047	1,300	(4,080)

Ending assets	$8,713	$9,099	$8,774	$8,713	$9,099

Fixed-Income Separate Accounts
Beginning assets	$5,079	$3,602	$4,583	$4,165	$3,754

Net customer flows[3]	241	180	188	510	86
Acquisition related	0	444	0	0	444
Market gains and losses/reinvestments[5]	40	(61)	308	685	(119)

Ending assets	$5,360	$4,165	$5,079	$5,360	$4,165

2)	Includes separately managed accounts, institutional accounts and sub-advised funds (both variable annuity and other) and other managed products. Flows for liquidation portfolios have been removed from Changes in Equity and Fixed-Income Separate Account Assets and are detailed on the following page.
3)	For certain accounts, Net customer flows are calculated as the remaining difference between beginning and ending assets after the calculation of Market gains and losses/reinvestments.
4)	Includes assets that were reclassified from Equity Separate Accounts to Equity Funds as a result of the transaction with the Touchstone Funds, which was completed during Q3 2009. See related press release dated Aug. 31, 2009 for more information about the Touchstone transaction.
5)	Reflects the approximate changes in the market value of the securities held in the portfolios, and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates.

Federated Reports Q4 and Year-End 2009 Earnings	Page 9 of 10

Changes in Liquidation Portfolios1

(in millions)

	Quarter Ended			Year Ended Dec. 31,
	Dec. 31, 2009	Dec. 31, 2008	Sept. 30, 2009	2009	2008
Liquidation Portfolios
Beginning assets	$13,073	$1,777	$556	$1,505	$1,127

Net customer flows[2]	(478)	(205)	12,516	11,085	652
Market gains and losses/reinvestments[3]	1	(67)	1	6	(274)

Ending assets	$12,596	$1,505	$13,073	$12,596	$1,505

1)	Liquidation portfolios include portfolios of distressed fixed-income securities and liquidating collateralized debt obligation (CDO) products. In the distressed security category, Federated has been retained by a third party to manage these assets through an orderly liquidation process that will generally occur over a multi-year period. In the case of liquidating CDOs, the CDO structure has unwound earlier than expected due to events of default related to certain distressed securities in the portfolio. Management fee rates earned from these portfolios are significantly different than those of traditional separate account mandates.
2)	For certain accounts, Net customer flows are calculated as the remaining difference between beginning and ending assets after the calculation of Market gains and losses/reinvestments.
3)	Reflects the approximate changes in the market value of the securities held in the portfolios, and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates.

Federated Reports Q4 and Year-End 2009 Earnings	Page 10 of 10

(in millions)

MANAGED ASSETS	Dec. 31, 2009	Sept. 30, 2009	June 30, 2009	March 31, 2009	Dec. 31, 2008
By Asset Class
Equity	$29,673	$29,124	$26,211	$23,411	$26,661
Fixed-income	33,787	32,039	28,683	24,971	23,486
Money market	313,260	318,064	346,354	360,127	355,658
Liquidation portfolios[1]	12,596	13,073	556	700	1,505

Total Managed Assets	$389,316	$392,300	$401,804	$409,209	$407,310

By Product Type
Mutual Funds:
Equity	$20,960	$20,350	$17,966	$15,902	$17,562
Fixed-income	28,427	26,960	24,100	20,752	19,321
Money market	281,569	287,634	312,808	328,780	327,267

Total Fund Assets	$330,956	$334,944	$354,874	$365,434	$364,150

Separate Accounts:
Equity	$8,713	$8,774	$8,245	$7,509	$9,099
Fixed-income	5,360	5,079	4,583	4,219	4,165
Money market	31,691	30,430	33,546	31,347	28,391

Total Separate Accounts	$45,764	$44,283	$46,374	$43,075	$41,655

Total Liquidation Portfolios[1]	$12,596	$13,073	$556	$700	$1,505

Total Managed Assets	$389,316	$392,300	$401,804	$409,209	$407,310

AVERAGE MANAGED ASSETS	Quarter Ended
	Dec. 31, 2009	Sept. 30, 2009	June 30, 2009	March 31, 2009	Dec. 31, 2008
By Asset Class
Equity	$29,343	$27,872	$25,287	$24,219	$24,870
Fixed-income	33,164	30,376	26,978	24,218	22,546
Money market	312,761	336,530	361,502	362,269	320,684
Liquidation portfolios[1]	12,881	13,370	637	975	1,650

Total Avg. Assets	$388,149	$408,148	$414,404	$411,681	$369,750

By Product Type
Mutual Funds:
Equity	$20,625	$19,215	$17,220	$16,240	$16,904
Fixed-income	27,903	25,499	22,545	20,009	18,674
Money market	283,353	304,959	326,280	330,294	293,428

Total Avg. Fund Assets	$331,881	$349,673	$366,045	$366,543	$329,006

Separate Accounts:
Equity	$8,718	$8,657	$8,067	$7,979	$7,966
Fixed-income	5,261	4,877	4,433	4,209	3,872
Money market	29,408	31,571	35,222	31,975	27,256

Total Avg. Separate Accts.	$43,387	$45,105	$47,722	$44,163	$39,094

Total Avg. Liquidation Portfolios[1]	$12,881	$13,370	$637	$975	$1,650

Total Avg. Managed Assets	$388,149	$408,148	$414,404	$411,681	$369,750

1)	Liquidation portfolios include portfolios of distressed fixed-income securities and liquidating collateralized debt obligation (CDO) products. In the distressed security category, Federated has been retained by a third party to manage these assets through an orderly liquidation process that will generally occur over a multi-year period. In the case of liquidating CDOs, the CDO structure has unwound earlier than expected due to events of default related to certain distressed securities in the portfolio. Management fee rates earned from these portfolios are significantly different than those of traditional separate account mandates.